UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2018 (September 27, 2018)

SMG INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54391	51-0662991
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

710 N. Post Oak Road, Suite 400
Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(713-821-3153)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On September 27, 2018, SMG Industries Inc. (“Company”) entered into an asset purchase and sale agreement (“Purchase Agreement”) with the Madden Heritage Foundation, Steven Madden and Thomas Soriero (collectively the “Sellers”) and completed the acquisition of approximately 850 downhole oil tools (the “Assets”), a copy of which is attached hereto as Exhibit 99.1.

In connection with the Purchase Agreement the Company issued an aggregate of 1,000,000 shares of its common stock (“Common Stock”) to the Sellers in connection with the purchase of the Assets. The Assets consist of approximately 850 downhole oil tools which include stabilizers, crossovers, drilling jars, roller reamers and bit subs, including both non-mag and steel units. The inventory was purchased on a where is-as is basis from the Sellers.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The shares of our Common Stock issued to the Sellers in connection with the Purchase Agreement were issued to the Sellers in a private transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder. Our reliance on Section 4(a)(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only several offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; and (d) the negotiations for the sale of the stock took place directly between the offerees and us.

On September 28, 2018, the Company entered into a secured note purchase agreement with an individual accredited investor for the purchase and sale of a convertible promissory note (“Note”) in the principal amount of $250,000. The Note is convertible at anytime after the date of issuance into shares of the Company’s common stock at a conversion price of $.50 per share. The conversion price is fixed at $.50 per share and does not have rachet or adjustment provisions with respect to the conversion price, except in connection with stock splits and merger transactions. Interest on the Note shall be paid to the investor at a rate of 8.5% per annum, paid on a quarterly basis, and the maturity date of the Note is two years after the issuance date. The Note is secured by all of the assets of the Company, subject to prior liens and security interests. The Note was issued to the investor in a private transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibit 99.1	Asset Purchase and Sale Agreement dated September 27, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2018	SMG Industries Inc.

	By:	/s/ Matthew Flemming
	Name:	Matthew Flemming
	Title:	Chief Executive Officer and President